EXHIBIT 99.1
                                                                    ------------



                             NEXTWAVE WIRELESS INC.
                            2005 STOCK INCENTIVE PLAN




         SECTION 1.  Purpose of the Plan.
                     -------------------

         The NextWave Wireless Inc. 2005 Stock Incentive Plan (the "Plan") is intended to promote the interests of NextWave Wireless Inc., a Delaware corporation (the "Company"), and its stockholders by encouraging officers, employees, non-employee directors and consultants of the Company and its Affiliates to acquire or increase their equity interests in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company thereby advancing the interests of the Company and its stockholders. The Board of Directors of the Company also contemplates that through the Plan, the Company and its Affiliates will be better able to attract and retain the services of individuals who are essential for the growth and profitability of the Company. The Plan provides for payment of various forms of incentive compensation and accordingly is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, and shall be administered accordingly.

         SECTION 2.  Definitions.
                     -----------

         As used in the Plan, the following terms shall have the meanings set forth below:

         "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Award" shall mean any Option, Restricted Share, Performance Award, Phantom Share, Bonus Shares or Other Stock-Based Award.

         "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

         "Board" shall mean the Board of Directors of the Company.

         "Bonus Shares" shall mean an award of Shares granted pursuant to
Section 6(d) of the Plan.

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         "Change in Control" shall mean the occurrence of any one of the following events:

         (a) any "person" (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) any Affiliate, (D) a company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities (a "Person"), becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting securities of the Company then outstanding;

         (b) the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other entity or organization; provided, however, that a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company shall not be covered by this subparagraph (b);

         (c) the consummation of a sale, lease, transfer, conveyance or other disposition (including by merger or consolidation) by the Company in one or a series of related transactions, of all or substantially all of the Company's assets, other than any such transaction if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets;

         (d) the Board of Directors of the Company approves a plan of complete liquidation or dissolution of the Company, except in connection with a transaction described in the proviso to subparagraph (b); or

         (e) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election by the Board, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a Director of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either (i) an actual or threatened election contest (as such terms are used in Rule 14A-11 of Regulation 14A promulgated under the Exchange Act) with respect to the election or removal of Directors or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a plan or agreement to replace a majority of the Directors of the Board then comprising the Incumbent Board.


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



Solely with respect to any Award that is subject to Section 409A of the Code, this definition is intended to comply with the definition of change in control under Section 409A of the Code as in effect commencing January 1, 2005 and, to the extent that the above definition does not so comply, such definition shall be void and of no effect and, to the extent required to ensure that this definition complies with the requirements of Section 409A of the Code, the definition of such term set forth in regulations or other regulatory guidance issued under Section 409A of the Code by the appropriate governmental authority is hereby incorporated by reference into and shall form part of this Plan as fully as if set forth herein verbatim and the Plan shall be operated in accordance with the above definition of Change in Control as modified to the extent necessary to ensure that the above definition complies with the definition prescribed in such regulations or other regulatory guidance insofar as the definition relates to any Award that is subject to Section 409A of the Code.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

         "Committee" shall mean the compensation committee of the Board.

         "Company" shall mean NextWave Wireless Inc. or any successor thereto that assumes and continues the Plan.

         "Consultant" shall mean any individual, other than a Director or an Employee, who renders consulting services to the Company or an Affiliate for a fee.

         "Director" shall mean a member of the Board.

         "Effective Date" means the date that the Plan is adopted by the Board.

         "Employee" shall mean any employee of the Company or an Affiliate.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean, with respect to Shares, the closing sales price on any national securities exchange of a Share as of the trading day immediately prior to the date of determination, or if the Shares are not listed on a national securities exchange, the average of the closing bid and closing ask prices quoted in the Over-The-Counter Market Summary immediately prior to the date of determination (or if there is no trading in the Shares on such date, the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee), unless a different measure of Fair Market Value is determined by the Committee. In the event the Shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

         "Liquidity Event" shall mean a Change in Control.

         "Option" shall mean an option granted under Section 6(a) of the Plan. Options granted under the Plan may constitute nonqualified stock options, but shall not constitute "incentive options" for purposes of Section 422 of the Code.



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



         "Other Stock-Based Award" shall mean an award granted pursuant to
Section 6(f) of the Plan that is not otherwise specifically provided for, the value of which is based in whole or in part upon the value of a Share.

         "Participant" shall mean any Employee, Director or Consultant granted an Award under the Plan.

         "Performance Award" shall mean any right granted under Section 6(c) of the Plan.

         "Performance Objectives" means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department or function within the Company or an Affiliate in which the Participant receiving the Award is employed or in individual or other terms, and which will relate to the period of time determined by the Committee. Which objectives to use with respect to an Award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies, shall be determined by the Committee in its discretion at the time of grant of the Award. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

         "Person" shall mean an individual or a corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

         "Phantom Share" shall mean an Award of the right to receive Shares issued at the end of a Restricted Period which is granted pursuant to Section 6(e) of the Plan.

         "Plan" means the plan described in Section 1 of the Plan and set forth in this document, as amended from time to time.

         "Restricted Period" shall mean any period established by the Committee with respect to an Award during which the Award remains subject to forfeiture, is not exercisable by the Participant, and/or remains subject to the occurrence of a Liquidity Event.

         "Restricted Share" shall mean any Share, prior to the lapse of restrictions thereon, granted under Sections 6(b) of the Plan.

         "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

         "Shares" shall mean shares of common stock of the Company, and such other securities or property as may become the subject of Awards under the Plan or into which Shares may be converted.




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



         SECTION 3.  Administration.
                     --------------

         The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. No member of the Committee shall vote or act upon any matter relating solely to himself. Grants of Awards to members of the Committee must be ratified by the Board.

         Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award;
(v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

         Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any Employee, Director or Consultant. No Director or member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder and the Directors and the members of the Committee shall be entitled to indemnification and reimbursement by the Company and its Affiliates in respect of any claim, loss, damage or expense (including legal fees) arising therefrom to the full extent permitted by law.

         SECTION 4.  Shares Available for Awards.
                     ----------------------------

         (a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 12.5 million. In the event that any outstanding Award expires, is cancelled or otherwise terminated, any rights to acquire Shares allocable to the unexercised or unvested portion of such Award shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, such Shares shall again be available for the purposes of the Plan. In the event a Participant pays for any Award through the delivery of previously acquired Shares, the number of Shares available


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

                  shall be increased by the number of Shares delivered by the Participant.

         (b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may only be authorized and unissued Shares and, unless permitted under Delaware law, may not be treasury Shares. No fractional Shares shall be issued under the Plan; payment for any fractional Shares shall be made in cash.

         (c) Adjustments. In the event that the Committee determines that any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and
                  (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, the Committee shall not take any action -------- ------- otherwise authorized under this subparagraph (c) to the extent that (i) such action would cause (A) the application of Section 409A or 162(m) of the Code to the Award or (B) create adverse tax consequences under Section 409A or 162(m) of the Code should either or both of those Code sections apply to the Award or
                  (ii) except as permitted in Section 7(c), materially reduce the benefit to the Participant without the consent of the Participant.

         SECTION 5.  Eligibility.
                     -----------

         Any Employee, Director or Consultant shall be eligible to be designated a Participant and receive an Award under the Plan.

         SECTION 6.  Awards.
                     ------

         (a) Options. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions (including Performance Objectives), as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

                  (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but shall not be less than 100% of the Fair Market Value per Share as of the date of determination.



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


                  (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part (which may include the achievement of one or more Performance Objectives), and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already owned for more than six months, outstanding Awards, other securities or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made.

                  (iii) Option Repricing. With approval of the Company's stockholders, the Committee, in its absolute discretion, may grant to holders of outstanding Options, in exchange for the surrender and cancellation of such Options, new Options having exercise prices lower (or higher with any required consent) than the exercise price provided in the Options so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate.

         (b) Restricted Shares. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Restricted Shares shall be granted, the number of Restricted Shares to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including Performance Objectives, if any, under which if not achieved, the Restricted Shares may be forfeited to the Company, and the other terms and conditions of such Awards. Unless subject to the achievement of Performance Objectives or a special determination is made by the Committee as to a shorter Restricted Period, the Restricted Period shall not be less than three years.

                  (i) Share Distribution Right ("SDR"). To the extent provided by the Committee, in its discretion, a grant of Restricted Shares may provide that distributions made by the Company with respect to the Restricted Shares shall be subject to the same forfeiture and other restrictions as the Restricted Share and, if restricted, such distributions shall be held, without interest, until the Restricted Share vests or is forfeited with the SDR being paid or forfeited at the same time, as the case may be. Absent such a restriction on the SDRs in the Award agreement, SDRs shall be paid to the holder of the Restricted Share without restriction.

                  (ii) Registration. Any Restricted Share may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a Share certificate or certificates. In the event any Share certificate is issued in respect of Restricted Share granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Share.



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



                  (iii) Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award that granted the Restricted Share, upon termination of a Participant's employment (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Restricted Shares shall be forfeited by the Participant and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Shares promptly after the applicable restrictions have lapsed or otherwise been satisfied.

                  (iv) Transfer Restrictions. During the Restricted Period, Restricted Shares will be subject to the limitations on transfer as provided in Section 6(g)(iii).

         (c) Performance Awards. The Committee shall have the authority to determine the Participants who shall receive a Performance Award, which shall be denominated as a cash amount (e.g., $100 per award unit) at the time of grant and confer on the Participant the right to receive payment of such Award, in whole or in part, upon the achievement of such Performance Objectives during such performance periods as the Committee shall establish with respect to the Award.

                  (i) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Objectives to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount of any payment or transfer to be made pursuant to any Performance Award.

                  (ii) Payment of Performance Awards. Performance Awards, to the extent earned, shall be paid (in cash and/or in Shares, in the sole discretion of the Committee) following the close of the performance period. Payment described in the immediately preceding sentence shall be made by the later of (i) the date that is 2 1/2 months after the end of the Participant's first taxable year in which the Performance Award is earned and payable under the Plan and (ii) the date that is 2 1/2 months after the end of the Company's first taxable year in which the Performance Award is earned and payable under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period.

                  (iii) General. Performance Objectives shall be designed to be objective and shall be substantially uncertain at the time of grant. The Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Awards. Performance Objectives may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.



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


                  (iv) Performance Period Timing for Establishing Performance Goals. Achievement of Performance Objectives shall be measured over a performance period of not less than six months and not more than ten years, as specified by the Committee. Performance Objectives in the case of any Award granted to a Participant shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be determined by the Committee.

                  (v) Written Determinations. All determinations by the Committee as to the establishment of Performance Objectives, the amount of any Performance Award, and the achievement of Performance Objectives relating to Performance Awards shall be made in a written agreement or other document covering the Performance Award.

         (d) Bonus Shares. The Committee shall have the authority, in its discretion, to grant Bonus Shares to Participants. Each Bonus Share shall constitute a transfer of an unrestricted Share to the Participant, without other payment therefor, as additional compensation for the Participant's services to the Company. Bonus Shares shall be in lieu of a cash bonus that otherwise would be granted.

         (e) Phantom Shares. The Committee shall have the authority to grant Awards of Phantom Shares to Participants upon such terms and conditions as the Committee may determine; provided, however, any such Award shall contain terms that are designed to avoid application of Section 409A of the Code to the Award or are designed to avoid adverse tax consequences under
                  Section 409A of the Code should that Code section apply to the Award. Phantom Shares that are vested on the date of grant shall be in lieu of a cash bonus that otherwise would have been granted.

                  (i) Terms and Conditions. Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to a specified number of Shares, or a combination thereof to the Participant in the future, subject to the fulfillment during the Restricted Period or other period set by the Committee of such conditions, including Performance Objectives, if any, as the Committee may specify at the date of grant. During the Restricted Period, the Participant shall not have any rights of ownership in the Phantom Shares and shall not have any right to vote such Shares.

                  (ii) Distributions. Any Phantom Shares Award may provide that an amount equal to any distributions made by the Company with respect to Shares during the Restricted Period be credited in a cash bookkeeping account (without interest) or that equivalent additional Phantom Shares be awarded, which account or Shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine. Notwithstanding any other provision of the Plan to the contrary, any award of distributions on Shares (described in the immediately preceding sentence) shall contain terms that (i) are designed to avoid application of Section 409A of the


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                           Code to the Award or (ii) are designed to avoid
                           adverse tax consequences under Section 409A should that Code section apply.

         (f) Other Stock-Based Awards. The Committee may also grant to Participants an Other Stock-Based Award, which shall consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, including the Performance Objectives, if any, applicable to such Award, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. Notwithstanding any other provision of the Plan to the contrary, any Other Stock-Based Award granted under the Plan shall contain terms that (i) are designed to avoid application of Section 409A of the Code or (ii) are designed to avoid adverse tax consequences under Section 409A should that Code section apply to such Award.

         (g)      General Provisions applicable to all Awards.

                  (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. No Award shall be issued in tandem with another Award if the tandem awards would result in adverse tax consequences under Section 409A of the Code. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                  (ii) Forms of Payment by Company Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

                  (iii)    Limits on Transfer of Awards.

                           (A) Except as provided in (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or by the person to whom the Participant's rights shall pass by will or the laws of descent and distribution. Notwithstanding anything in the Plan to the contrary, an Award of Options shall be transferable pursuant to a domestic relations order.



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



                           (B) Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

                           (C) Notwithstanding anything in the Plan to the contrary, to the extent specifically provided by the Committee with respect to a grant, an Award of Options may be transferred to immediate family members or related family trusts, or similar entities on such terms and conditions as the Committee may establish.

                  (iv) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award exceed a period of 10 years from the date of its grant.

                  (v) Stock Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  (vi) Delivery of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price, tax payment or tax withholding pursuant to Section 9(b) of the Plan) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, reduction of a current payment of compensation with the consent of the Participant, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

                  (vii) Notwithstanding any other provision of the Plan to the contrary, any Award granted under the Plan shall contain terms that (i) are designed to avoid application of Section 409A of the Code to the Award


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



                           or (ii) are designed to avoid adverse tax consequences under Section 409A of the Code should that Code Section apply to the Award.

         SECTION 7.   Amendment and Termination.
                      -------------------------
         Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

         (a) Amendments to the Plan. The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any Share holder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, no such amendment may be made without Share holder approval to the extent that such approval is required by (i) applicable legal requirements or (ii) the requirements of any securities exchange or market on which the Shares are listed. Notwithstanding the foregoing, the Board or the Committee may amend the Plan in such manner as it deems necessary in order to permit Awards to meet the requirements of the Code or other applicable laws, or to prevent adverse tax consequences to the Company or the Participants.

         (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change in any Award (i) shall
                  (A) cause the application of Section 409A or 162(m) of the Code to the Award or (B) create adverse tax consequences under
                  Section 409A or 162(m) of the Code should either or both of those Code sections apply to the Award or (ii) except as provided in Section 7(c), shall materially reduce the benefit to Participant without the consent of such Participant.

         (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Except as provided in Section 7(b), the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         SECTION 8.  Adjustments Upon Changes in Shares/Change in Control.
                     ----------------------------------------------------

         (a) If any change is made in the Shares subject to the Plan, or subject to any Award, without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, Share distribution, stock split, liquidating distribution, combination of Shares, exchange of Shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of Shares subject to the Plan pursuant to, and subject to the limits of, Section 4(c) and the outstanding Awards will be appropriately adjusted in the class(es) and number of Shares and exercise price per Share subject to such outstanding Awards. Such adjustments shall be


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



                  made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

         (b) In the event of a Change in Control, (1) if the Company does not survive as an independent entity or organization (excluding as a subsidiary), the surviving entity or organization or an affiliate of such surviving entity or organization shall assume the Awards outstanding under the Plan or substitute similar awards (including an award to acquire the same consideration paid to the security holders of the Company in the transaction effecting the Change in Control) for those outstanding under the Plan, or (2) if the Company continues as an independent entity or organization (excluding as a subsidiary), such Awards shall continue in full force and effect. In addition, upon a Change in Control all Awards shall become fully vested immediately prior to the Change in Control. In the event of a Change in Control in which the Company does not survive as an independent entity or organization (excluding as a subsidiary), if any surviving entity or organization and its affiliates refuse to assume or continue the Awards, or to substitute similar awards for those outstanding under the Plan, then the Awards not exercised or paid prior to such event shall terminate on such event.

         SECTION 9.  General Provisions.
                     ------------------

         (a) No Rights to Awards. No Employee, Director, Consultant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Directors, Consultants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

         (b) Withholding. The Company or any Affiliate is authorized to withhold at the minimum statutory rate from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, Shares that would otherwise be issued pursuant to such Award, other Awards or other property) of any applicable federal, state or local taxes payable in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. In addition, the Committee may provide, in an Award Agreement, that the Participant may direct the Company to satisfy such Participant's tax obligation through the "constructive" tender of already-owned Shares or the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award.

         (c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.



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



         (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

         (e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

         (f) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

         (g) No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

         (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

         (i) Securityholders' Agreement. The Committee may condition the grant, payment and/or exercise of any Award upon the Participant's already being, or becoming subject to, an agreement between and among holders of securities in the Company covering, inter alia, the transferability of the Shares, rights of the Company to repurchase such Shares and such other matters as the Committee deems appropriate; provided, however, any such restrictions shall automatically lapse upon the Shares becoming readily tradeable on a national securities market.

         (j) Securities Laws Compliance. Unless the Shares have been registered under the Securities Act of 1933 (and, in the case of any Participant who may be deemed an affiliate of the Company for securities law purposes, such Shares have been registered under such Act for resale by such Participant), or the Company has determined that an exemption from registration is available, the Company may require prior to and as a condition of the exercise or payment of any Award that (i) the Participant desiring to exercise or receive payment such Award give the Company written notice thereof and that such notice may not be given by the Participant until 45 days thereafter (which time period may be waived by the Committee in its sole discretion) in order to allow the Company the opportunity to provide to such Participant any disclosure materials, or to make such filings, as may be required under federal and state securities laws and (ii) the Participant desiring to exercise or be paid such Award famish the Company with a written representation in a form prescribed by the Committee to the effect that such person is acquiring said Shares solely with a view to investment for his or her own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such Shares otherwise than in accordance with the provisions of Rule 144 under the Act unless and until either the Shares are registered under the Act or the Company is satisfied that an exemption from such registration is available.

         (k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

         (l) No Guarantee of Tax Consequences. None of the Board, the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

         SECTION 10.   Effective Date of the Plan.
                       --------------------------

         The Plan, formerly known as the NextWave LLC 2005 Units Plan, became effective on April 13, 2005. The Plan was renamed and amended by the Committee in connection with the assumption of the Plan by NextWave Wireless Inc. on November 13, 2006.

         SECTION 11.  Term of the Plan.
                      ----------------

         No Award shall be granted under the Plan after the 10th anniversary of April 12, 2015 and the Plan shall expire on that date unless earlier terminated pursuant to Section 7. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such expiration or termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such expiration or termination date.


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